Exhibit 99.2

Bluejay Diagnostics Announces Closing of $3.5 Million Public Offering

ACTON, Mass., January 2, 2024 – Bluejay Diagnostics, Inc. (NASDAQ: BJDX) (“Bluejay” or the “Company”), a medical technology company developing rapid diagnostics on its Symphony platform to improve patient outcomes in critical care settings, today announced the closing of its previously announced public offering of 2,692,308 shares of the Company’s common stock (or pre-funded warrants in lieu thereof) and warrants to purchase up to 2,692,308 shares of common stock at a combined offering price of $1.30 per share (or pre-funded warrant in lieu thereof) and associated warrant. The warrants have an exercise price of $1.30 per share and are immediately exercisable upon issuance for a period of five years following the date of issuance.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The gross proceeds to the Company from the offering were approximately $3.5 million, before deducting the placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the offering to fund matters related to obtaining FDA approval (including clinical studies related thereto), as well as for other research and development activities, and for general working capital needs.

The securities described above were offered pursuant to a registration statement on Form S-1 (File No. 333-275697) originally filed with the Securities and Exchange Commission (“SEC”) on November 21, 2023, as amended, and became effective on December 27, 2023. The offering was made only by means of a prospectus, which forms a part of the effective registration statement. Electronic copies of the final prospectus may be obtained for free on the SEC's website located at http://www.sec.gov and may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Bluejay Diagnostics:

Bluejay Diagnostics, Inc. is a medical diagnostics company focused on improving patient outcomes using its Symphony System, a cost-effective, rapid, near-patient testing system for sepsis triage and monitoring of disease progression. Bluejay’s first product candidate, an IL-6 Test for sepsis, is designed to provide accurate, reliable results in approximately 20 minutes from ‘sample-to-result’ to help medical professionals make earlier and better triage/treatment decisions. More information is available at www.bluejaydx.com.

Forward-Looking Statements:

This press release contains statements that the Company believes are “forward-looking statements” within the meaning of the Private Litigation Reform Act. Forward-looking statements in this press release include, without limitation, the intended use of proceeds from the offering, the expected nature and timing of the Company’s planned FDA submission and related plans for clinical study expansion, whether the Company’s cash position will be sufficient to fund operations needed to achieve regulatory approval and initial commercialization of the Symphony IL-6 Test, and whether such regulatory approval will actually occur. Forward-looking statements may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “suggest”, “will,” and similar expressions. The Company has based these forward-looking statements on its current expectations and projections about future events, nevertheless, actual results or events could differ materially from the plans, intentions and expectations disclosed in, or implied by, the forward-looking statements the Company makes. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including market and other conditions and those discussed under item 1A. “Risk Factors” in our most recently filed Form 10-K filed with the Securities and Exchange Commission, as updated by the Company’s subsequent Quarterly Reports on Form 10-Q. You should not place undue reliance on these forward-looking statements, as they are subject to risks and uncertainties, and actual results and performance in future periods may not occur or may be materially different from any future results or performance suggested by the forward-looking statements in this release. This press release speaks as of the date indicated above. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. The Company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any future changes in the Company’s expectations of results or any future change in events, except as required by law.

Investor Contact:

Bluejay Diagnostics

ir@bluejaydx.com

t: 978-631-0310